Exhibit 99

NOVASTAR FINANCIAL, INC.

MONTHLY LOAN ORIGINATION DATA

(dollars in thousands) (unaudited)

	For the Month Ended February 28,
	2007	As a % of Total	2006	As a % of Total
Non-conforming Production Volume

Wholesale	$278,808	72%	$416,530	80%
Correspondent Bulk	89	-	28,719	5
Retail	107,352	28	76,573	15
Total	$386,249	100%	$521,822	100%

Funding Days in the Month	19		19
Average Originations Per Funding Day	$20,329		$27,464

	For the Two Months Ended February 28,
	2007	As a % of Total	2006	As a % of Total
Non-conforming Production Volume

Wholesale	$864,342	77%	$881.029	81%
Correspondent Bulk	31,975	3	57,219	5
Retail	230,599	20	155,280	14
Total	$1,126,916	100%	$1,093,528	100%

Year to Date Funding Days	40		39
Average Originations Per Funding Day	$28,173		$28,039

NOVASTAR FINANCIAL, INC.

SELECTED NON-CONFORMING LOAN ORIGINATION DATA

(unaudited)

	For the Month Ended February 28, 2007
	Weighted	Weighted	Weighted
	Average	Average	Average	Percent
	Coupon	LTV	FICO	of Total
Summary by Credit Grade
660 and above	7.98%	83.5%	698	22%
620 to 659	8.50	82.7	638	26
580 to 619	8.89	82.9	599	25
540 to 579	9.26	79.0	559	19
539 and below	9.59	74.2	527	8
	8.71%	81.5%	617	100%

Summary by Program Type
2-Year Fixed	9.12%	82.4%	599	36%
2-Year Fixed 40/30	8.62	82.8	621	22
30-Year Fixed	8.47	78.0	617	20
2-Year Fixed Interest-only	8.25	80.4	653	8
40/30-Year Fixed	8.55	78.6	617	5
30/15-Year Fixed	11.54	99.3	663	3
30-Year MTA	2.01	79.7	708	1
Other Products	8.55	79.1	626	5
	8.71%	81.5%	617	100%
Weighted Average
Coupon Excluding MTA	8.82%

Note: The origination data on this report includes loans secured by second mortgages.